Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MARYLAND

STAR SCIENTIFIC, INC.	*

Plaintiff	*

vs.	*	CIVIL ACTION NO. MJG-01-1504
(Consolidated with MJG-02-2504)
R.J. REYNOLDS TOBACCO COMPANY, et al.	*

Defendants	*

* * * *	*	* * * *

NOTICE OF DECISION ISSUANCE

The Court has found it appropriate to provide all persons having an interest in this case with the opportunity for simultaneous immediate access to this Court’s decisions. The Court further has recognized the interest of all concerned to have the said decision issued, and final Judgment entered, as soon as practicable.

On June 7, 2007 the Court issued a Notice of Decision Issuance stating that “subject to possibly modifying the notice to reflect an earlier date,” the Decision on Inequitable Conduct would be issued Friday, June 29, 2007. The Court now finds that it will be possible to issue the decision by Tuesday, June 26, 2007.

Accordingly, on Tuesday June 26, 2007 at 4:45 p.m. E.D.T., the public may have access to the Decision on Inequitable Conduct by going to http://www.mdd.uscourts.gov, and clicking on the “News” button therein.

Final Judgment shall be entered promptly after filing of the aforesaid Decision.

SO DECLARED, on Friday, June 22, 2007.

/s/ Marvin J. Garbis
Marvin J. Garbis
United States District Judge